SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): September 13, 2002

E Com Ventures, Inc.
(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	0-19714 (Commission File Number)	65-0977964 (IRS Employer Identification No.)

11701 N.W. 101st Road, Miami, Florida 33178
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 889-1531

SIGNATURES

Item 5. Other Events

On September 13, 2002, the Board of Directors of E Com Ventures, Inc. (the “Company”) accepted the resignation of Dr. Horacio Groisman. He cited personal reasons for his resignation and there were no disagreements between him and the Company on any matters relating to the Company’s operations, policies or practices.

In addition, Zalman Lekach, Jeffrey Geller and A. Mark Young resigned as Company Directors. There was no disagreement between these Directors and the Company on any matter relating to the Company’s operations, policies or practices. Joseph Bouhadana, Vice President of Information Technology at Tutopia.com, a privately owned Internet service provider to Latin America, was appointed to the Company’s Board. The changes occurred to allow the Company’s Board to have a majority of independent members.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of September 2002.

E COM VENTURES, INC.

By:	/S/ A. Mark Young A. Mark Young Chief Financial Officer